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                                                                 EXHIBIT 10.19



                           QUESTRON TECHNOLOGY, INC.
                            1996 STOCK OPTION PLAN



SECTION 1. Purpose. The purpose of the Questron Technology, Inc. 1996 Stock Option Plan is to advance the interests of Questron Technology, Inc. (the "Company") by enabling officers, employees and directors of the Company and its Affiliates to participate in the Company's future and to enable the Company to attract and retain such persons by offering them proprietary interests in the Company.

SECTION 2. Definitions. For purposes of the Plan, the following terms are defined as set forth below:

                  a. "Affiliate" means a corporation or other entity controlled directly, or indirectly through one or more intermediaries, by the Company and designated by the Committee as such.

                  b. "Award" means an award granted to a Participant in the form of a Stock Appreciation Right, Stock Option, or Restricted Stock, or any combination of the foregoing.

                  c.       "Board" means the Board of Directors of the Company.

                  d.       "Cause" shall have the meaning set forth in
Section 8.

                  e. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  f. "Commission" means the Securities and Exchange Commission or any successor agency.

                  g.       "Committee" means the Committee referred to in
Section 5.

                  h. "Common Stock" means common stock, $.001 per share par value, of the Company.

                  i. "Company" means Questron Technology, Inc., a Delaware corporation.

                  j. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

                  k. "Non-Employee Director" shall mean a director who qualifies as such under Rule 16b-3(b)(3), as promulgated under the Exchange Act, or as such term is defined under any successor rule adopted by the Commission.

                  l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  m. "Fair Market Value" means the average, as of any given date, between the highest and lowest reported closing bid and asked prices of the Stock on NASDAQ or the closing


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sale price as of any given date if the Stock is listed on a national securities exchange or the NASDAQ National Market System. If there is no regular public trading-market for such Stock under circumstances specified above, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

                  n. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  o. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  p. "Normal Retirement" means retirement from active employment with the Company or an Affiliate at or after age 65 or at such other age as may be specified by the Committee.

                  q. "Participant" means an officer, employee or director of the Company or of an Affiliate to whom an Award has been granted which has not terminated, expired or been fully exercised.

                  r. "Plan" means the Questron Technology, Inc. 1996 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

                  s. "Restricted Period" means the period of time, which may be a single period or multiple periods, during which Restricted Stock awarded to a Participant remains subject to the restrictions imposed on such Stock, as determined by the Committee.

                  t. "Restrictions" means the restrictions and conditions imposed on Restricted Stock awarded to a Participant, as determined by the Committee, which must be satisfied in order for the Restricted Stock to vest, in whole or in part, in the Participant.

                  u. "Restricted Stock" means an Award of Stock on which are imposed Restriction Period(s) and Restrictions whereby the Participant's rights to full enjoyment of the Stock are conditioned upon the future performance of substantial services by any individual or are otherwise subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, as amended.

                  v. "Restricted Stock Agreement" means a written agreement between a Participant and the Company evidencing an award of Restricted Stock.

                  w. "Restricted Stock Award Date" means the date on which the Committee awarded Restricted Shares to the Participant.

                  x. "Retirement" means Normal Retirement or early retirement if a defined benefit or 401(k) retirement plan of the Company provides for same.

                  y. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission granted under Section 16(b) of the Exchange Act, as amended from time to time.

                  z.       "Stock" means the Common Stock.

                  aa.      "Stock Appreciation Right" means a right granted
under Section 9.


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                  bb.      "Stock Option" or "Option" means an option granted
under Section 8.

                  cc.      "Termination of Employment" means the termination of
the Participant's employment with the Company and any Affiliate. A Participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the Participant does not immediately thereafter become an employee of the Company or another Affiliate.

                           In addition, certain other terms used herein have
definitions given to them in the first place in which they are used.

SECTION 3.  Effective Date.

                           The effective date of the Plan shall be the date
upon which the Plan is approved by the stockholders of the Company.

SECTION 4.  Stock Subject to Plan.

                           The total number of shares of Stock reserved and
available for distribution pursuant to Awards under the Plan shall be 250,000 shares of post one-for-ten reverse split Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                           If any shares of Stock that have been Optioned
cease to be subject to a Stock Option, if any shares of Stock that are subject to any Award are forfeited or if any Award otherwise terminates without a distribution being made to the Participant in the form of Stock, such shares shall again be available for distribution in connection with Awards under the Plan. In addition, any stock purchased by a Participant upon exercise of an Option under the Plan which is subsequently repurchased by the Company pursuant to the terms of such Option may again be the subject of an Option under the Plan.

                           In the event of any merger, reorganization,
consolidation, recapitalization (including but not limited to the issuance of Stock or any securities convertible into Stock in exchange for securities of the Company), stock dividend, stock split or reverse stock split, extraordinary distribution with respect to the Stock or other similar change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and Option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and in the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number and further provided that no adjustment shall be made by reason of the one-for-ten reverse split of the outstanding Stock proposed in the proxy statement relating to the Company's 1996 Annual Meeting of Stockholders. Such adjusted Option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 5.  Administration.

                           The Plan shall be administered by the Stock Award
Committee ("Committee") of the Board or such other committee of the Board, composed of not less than two directors all of whom shall be Non-Employee Directors unless otherwise determined by the Board. Each member of the Committee shall be appointed by and serve at the pleasure of the

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Board. If at any time no Committee shall be in place, the functions of the
Committee specified in the Plan shall be exercised by the Board.

                           The Committee shall have plenary authority to grant
Awards to officers, employees and directors of the Company or an Affiliate. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

                           (a) to select the officers, employees and directors
to whom Awards may from time to time be granted;

                           (b) to determine whether and to what extent
Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock, or any combination thereof are to be granted hereunder;

                           (c) to determine the number of shares of Stock to
be covered by each Award granted hereunder;

                           (d) to determine the terms and conditions of any
Award granted hereunder (including, but not limited to, the Option price, any vesting restrictions or limitation, any repurchase rights in favor of the Company and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

                           (e) to adjust the terms and conditions, at any time
or from time to time, of any Award, including with respect to performance goals and measurements applicable to performance-based Awards pursuant to the terms of the Plan;

                           (f) to determine under what circumstances an Award
may be settled in cash or Stock;

                           (g) if appropriate, to determine Fair Market Value;
and

                           (h) to substitute new Stock Options for previously
granted Stock Options, including previously granted Stock Options having higher Option prices.

                           The Committee shall have the authority to adopt,
alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

                           The Committee may act only by a majority of its
members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

                           Any determination made by the Committee pursuant to
the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.



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SECTION 6.  Eligibility.

                           Officers, employees and directors of the Company
and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Award under the Plan shall not be eligible to receive an Award under the Plan for the duration of the waiver.

SECTION 7.  Duration of the Plan.

                           The Plan shall terminate ten (10) years from the
effective date specified in Section 3 of the Plan, unless terminated earlier pursuant to Section 11 hereto, and no Awards may be granted thereafter.

SECTION 8.  Stock Options.

                           Stock Options granted under the Plan may be of two
types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

                           The Committee shall have the authority to grant any
optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non- Qualified Stock Option.

                           Stock Options shall be evidenced by Option
agreements, the terms and provisions of which may differ. An Option agreement shall indicate on its face whether it is an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Option agreement. The Company shall notify a Participant of any grant of a Stock Option, and a written Option agreement or agreements shall be duly executed and delivered by the Company to the Participant, which among other things, will make appropriate arrangements with respect to the Company's tax withholding obligations. Such agreement or agreements shall become effective upon execution by the Participant.

                           Anything in the Plan to the contrary
notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

                           Options granted under the Plan shall be subject to
the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:


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                           (a) Option Price. The Option price per share of
Stock purchasable under an Option shall be determined by the Committee and set forth in the Option agreement, and shall not be less than the Fair Market Value of the Stock subject to the Option on the date of grant in the case of Incentive Stock Options and not less than 50% of the Fair Market Value of the Stock subject to the Option on the date of grant in the case of Non-Qualified Stock Options.

                           (b) Option Term. The term of each Stock Option
shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date of grant; and no Non-Qualified Stock Option shall be exercisable more than 10 years and one day after the date the Stock Option is granted.

                           (c) Exercisability. Subject to Section 11, Stock
Options shall otherwise be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

                           (d) Methods of Exercise. Subject to the provisions
of this Section 8, Stock Options may be exercised, in whole or in part, at any time during the Option period by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

                           Such notice shall be accompanied by payment in full
of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee of the same class as the Stock subject to the Stock Option provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock of the same class as the Stock subject to the Stock Option shall be authorized only at the time the Stock Option is granted.

                           An optionee shall have all of the rights of a
stockholder of the Company holding the class or series of Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, and has paid in full for such shares. In the discretion of the Committee, payment for any Stock subject to an option may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The value of previously owned Stock exchanged in full or partial payment for the shares purchased upon the exercise of an Option shall be equal to the aggregate Fair Market Value of such shares on the date of the exercise of such Option.

                           (e) Non-transferability of Options. Except as may
otherwise be determined by the Committee, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the Option agreement and any person to whom an Option is transferred by will or the laws of descent and distribution.

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                           (f) Termination by Death. If an optionee's
employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year and one day (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                           (g) Termination by Reason of Disability. If any
optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of one year and one day (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year and one day period (or such shorter period ending upon the expiration of the stated term of the Stock Option), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such one year and one day period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year and one day from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                           (h) Other Termination. Unless otherwise determined
by the Committee, if an optionee incurs a Termination of Employment for any reason other than death or Disability, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months and one day from the date of such Termination of Employment or the balance of such Stock Option's term if such Termination of Employment of the optionee is involuntary and without Cause. Unless otherwise determined by the Committee, for the purposes of the Plan "Cause" shall have the same meaning as that set forth in any employment or severance agreement in effect between the Company and the Participant. Otherwise, it shall mean (1) the conviction of the optionee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling the optionee's employment duties or (3) willful and deliberate failure on the part of the optionee to perform his or her employment duties in any material respect.

                           (i) Cashing Out of Option. On receipt of written
notice of exercise, the Committee may, in its sole discretion, elect to cash out all or part of any Stock Option to be exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock that is the subject of the Option over the Option price times the number of shares of Stock subject to the option on the effective date of such cash out.

SECTION 9.  Stock Appreciation Rights.

                           (a) Grant and Exercise. Stock Appreciation Rights
may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non- Qualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.


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                           A Stock Appreciation Right may be exercised by an
optionee in accordance with Section 9(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 9(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

                           (b) Terms and Conditions. Stock Appreciation Rights
shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                           (i) Stock Appreciation Rights shall be exercisable
only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 8 and this Section 9 or as may otherwise be determined by the Committee.

                           (ii) Upon the exercise of a Stock Appreciation
Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right, in its sole discretion, to determine the form of payment.

                           (iii) Stock Appreciation Rights shall be
transferable only when and to the extent that the underlying Stock Option would be transferable under Section 8(e).

                           (iv) Upon the exercise of a Stock Appreciation
Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of determining the number of shares of Stock available for issuance under the Plan in accordance with Section 5 of the Plan, but only to the extent of the number of shares resulting from dividing the value of the Stock Appreciation Right at the time of exercise by the Fair Market Value of one share of Stock determined in accordance with this Section 9.

SECTION 10. Terms of Restricted Stock Awards.

                           Subject to and consistent with the provisions of
the Plan, with respect to each Award of Restricted Stock to a Participant, the Committee shall determine:

                           (a) the terms and conditions of the Restricted
Stock Agreement between the Company and the Participant evidencing the Award;

                           (b) the Restricted Period for all or a portion of
the Award;

                           (c) the Restrictions applicable to the Award,
including, but not limited to, continuous employment with the Company for a specified term or the attainment of specific corporate, divisional or individual performance standards or goals, which Restricted Period and Restrictions may differ with respect to each Participant;

                           (d) whether the Participant shall receive the
dividends and other distributions paid with respect to an award of the Restricted Stock as declared and paid to the holders of Stock during the Restricted Period or shall be withheld by the Company for the account of the Participant until the Restricted Periods have expired or the Restrictions have been

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satisfied, and whether interest shall be paid on such dividends and other distributions withheld, and if so, the rate of interest to be paid;

                           (e) the percentage of the Award which shall vest in
the Participant in the event of death, Disability or Retirement prior to the expiration of the Restricted Period or the satisfaction of the Restrictions applicable to an award of Restricted Stock; and

                           (f) notwithstanding the Restricted Period and the
Restrictions imposed on the Restricted Shares, as set forth in a Restricted Stock Agreement, whether to shorten the Restricted Period or waive any Restrictions, if the Committee concludes that it is in the best interests of the Company to do so.

                           Upon an award of Restricted Stock to a Participant,
the stock certificate representing the Restricted Stock shall be issued and transferred to and in the name of the Participant, whereupon the Participant shall become a stockholder of the Company with respect to such Restricted Stock and shall be entitled to vote the Stock. Such stock certificates shall be held in custody by the Company, together with stock powers executed by the Participant in favor of the Company, until the Restricted Period expires and the Restrictions imposed on the Restricted Stock are satisfied.

SECTION 11. Amendments and Termination.

                           The Board may amend, alter, or discontinue the
Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an Award theretofore granted without the Participant's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

                           The Committee may amend the terms of any Stock
Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices.

                           Subject to the above provisions, the Board shall
have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

SECTION 12. General Provisions.

                           (a) Nothing contained in the Plan shall prevent the
Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

                           (b) The Plan shall not confer upon any employee any
right to continued employment nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the employment of any employee at any time.


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                           (c) No later than the date as of which an amount
first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

                           (d) The Committee shall establish such procedures
as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

                           (e) Agreements entered into by the Company and
Participants relating to Awards under the Plan, in such form as may be approved by the Committee from time to time, to the extent consistent with or permitted by the Plan shall control with respect to the terms and conditions of the subject Award. If any provisions of the Plan or any agreement entered into pursuant to the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan or the subject agreement.

                           (f) The Plan and all Awards made and actions taken
thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

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